UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 11, 2007 — January 9, 2007

(Date of Report — Date of earliest event reported)
TRONOX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245

(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma	73102

(Address of principal executive offices)	(Zip Code)
(405) 775-5000

(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Company holds just over a 30% noncontrolling participation interest in the Landwell Company LP, a land sale and development company that owns a large number of acres of land in the Henderson, Nevada, area. In November, 2004, Landwell announced that it had entered into an agreement to sell a 2,200-acre parcel of such land to Centex Homes for creation of a new, master-planned community. The Company’s share of cash flows resulting from this agreement, net of taxes, is required to be used to pay down outstanding debt under our senior secured credit facility.

The Company has been notified that the general partner of Landwell received from Centex Homes on January 9, 2007, a letter giving a notice of termination of the agreement, effective immediately. In the letter, Centex Homes states that a meeting is scheduled with Landwell later this month at which time it would like to discuss “alternative takedown schedules and/or pricing adjustments in order to make this transaction work for both parties”. Although there can be no assurance an acceptable arrangement can be renegotiated with Centex Homes, more than one alternative buyer has expressed interest in purchasing the acreage, should it become available.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED
By:	/s/(Roger G. Addison)
Roger G. Addison
Vice President, General Counsel and Secretary

Dated: January 11, 2007